UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 25, 2007

RealNetworks, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	0-23137	91-1628146
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2601 Elliott Avenue, Suite 1000, Seattle, Washington		98121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(207) 674-2700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 25, 2007, at the 2007 Annual Meeting of Shareholders (the "2007 Annual Meeting") of RealNetworks, Inc. ("RealNetworks" or the "Company"), the shareholders of RealNetworks approved amendments to the RealNetworks, Inc. 2005 Stock Incentive Plan (as amended and restated, the "Amended and Restated 2005 Plan"). The Amended and Restated 2005 Plan includes the following material changes from the prior version of the RealNetworks, Inc. 2005 Stock Incentive Plan:

• An increase in the number of shares reserved for issuance, for a total of 15,000,000 shares of common stock reserved for future awards, including (a) shares of common stock that were reserved and available for issuance under the RealNetworks, Inc. 2005 Stock Incentive Plan immediately prior to the 2007 Annual Meeting, (b) 314,957 shares of common stock that were reserved for issuance under the RealNetworks, Inc. Director Compensation Stock Plan (the "Director Plan") immediately prior to the 2007 Annual Meeting, and (c) an additional number of shares of common stock equal to a total of 15,000,000 shares of common stock reserved for issuance under the Amended and Restated 2005 Plan.

• The amendment of share reuse provisions that affect how and when shares are counted and used under the Amended and Restated 2005 Plan, including provisions that for every one share subject to awards other than options, stock appreciation rights or tandem stock appreciation rights, 2.2 shares will no longer be available for issuance under the Amended and Restated 2005 Plan, and that shares tendered to pay an option exercise price or shares withheld by the Company to pay withholding taxes will not be added back to the Amended and Restated 2005 Plan.

• The addition of provisions that prohibit option or stock appreciation right repricings (other than to reflect stock splits, spin-offs or other corporate events) unless shareholder approval is obtained.

The Amended and Restated 2005 Plan also includes other immaterial clarifications and definitional revisions.

Upon approval of the Amended and Restated 2005 Plan by the Company’s shareholders at the 2007 Annual Meeting, the RealNetworks, Inc. 2007 Director Compensation Stock Plan (the "2007 Director Plan") also became effective. The 2007 Director Stock Plan enables non-employee directors of the Company to receive shares of RealNetworks common stock in lieu of cash compensation for Board service and will be administered as a sub-plan under the Amended and Restated 2005 Plan. The 2007 Director Plan is a continuation of the Director Plan, which was terminated upon effectiveness of the 2007 Director Plan.

A description of the material terms of the Amended and Restated 2005 Plan was included in RealNetworks’ definitive proxy statement for the 2007 Annual Meeting filed with the Securities and Exchange Commission on April 30, 2007 and amended on May 15, 2007, under the caption "Proposal Two—Approval of Amendments to the RealNetworks, Inc. 2005 Stock Incentive Plan," which description is hereby incorporated by reference into this report. The foregoing summary of the Amended and Restated 2005 Plan and the more detailed description of the material terms of the Amended and Restated 2005 Plan referenced in the preceding sentence are qualified in their entirety by reference to the full text of the Amended and Restated 2005 Plan, which is filed as Exhibit 10.1 to, and incorporated by reference into, this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No. Description

10.1 RealNetworks, Inc. 2005 Stock Incentive Plan, as amended and restated on June 25, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RealNetworks, Inc.

June 29, 2007	By:	/s/ Michael Eggers

Name: Michael Eggers
Title: Sr. VP, Chief Financial Officer and Treasurer

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Exhibit Index

Exhibit No.	Description

10.1	RealNetworks, Inc. 2005 Stock Incentive Plan, as amended and restated